                 EXHIBIT 99(B)--PRO FORMA FINANCIAL INFORMATIOn

UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following pro forma condensed statements of operations as set forth herein give effect to the acquisition of Convoy by NEON as if such acquisition had occurred as of the beginning of the earliest period presented (January 1, 1998) by combining the statements of operations data of (i) the Company and Convoy for the six months ended June 30, 1999 and (ii) the Company and Convoy for the year ended December 31, 1998. The acquisition was accounted for under the purchase method of accounting. The pro forma financial information does not reflect any potential cost savings which may be obtained following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available. The pro forma condensed statements of operations are provided for illustrative purposes only and are not necessarily indicative of the combined results of operations that would have been reported had the acquisition occurred on January 1, 1998, nor does it represent a forecast of the combined future results of operations for any future period. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the year ended December 31, 1998, the financial statements and notes thereto of Convoy included in the attached Exhibit to this Form 8-K/A, and the Notes to Unaudited Pro Forma Statements of Operations.

                            NEW ERA OF NETWORKS, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)

                                                             CONVOY                                               PRO FORMA
                                      NEON HISTORICAL      HISTORICAL         COMBINED                             COMBINED
                                         YEAR ENDED        YEAR ENDED        YEAR ENDED                           YEAR ENDED
                                        DECEMBER 31,        MARCH 31,        DECEMBER 31,      PRO FORMA         DECEMBER 31,
                                            1998              1999              1998          ADJUSTMENTS           1998
                                      ---------------      -----------       ------------     -----------        ------------
Revenues:
   Software licenses                     $40,975,703       $ 7,171,891       $ 48,147,594     $                  $ 48,147,594
   Services and maintenance               24,838,370         3,061,203         27,899,573                          27,899,573
                                         -----------       -----------       ------------     -----------        ------------
      Total revenues                      65,814,073        10,233,094         76,047,167                          76,047,167
                                         -----------       -----------       ------------     -----------        ------------

Cost of revenues:
   Costs of software licenses              1,701,458           446,408          2,147,866                           2,147,866
   Cost of services and maintenance       12,906,012         1,112,809         14,018,821                          14,018,821
                                         -----------       -----------       ------------     -----------        ------------
       Total costs of revenues            14,607,470         1,559,217         16,166,687                          16,166,687
                                         -----------       -----------       ------------     -----------        ------------

Gross Profit                              51,206,603         8,673,877         59,880,480                          59,880,480

Operating Expenses:
   Sales and marketing                    21,941,568         7,774,628         29,716,196                          29,716,196
   Research and development               15,839,483         1,813,425         17,652,908                          17,652,908
   General and administrative              6,571,100         2,870,050          9,441,150                           9,441,150
   Charge for acquired in-process
     research and development             17,597,000                --         17,597,000                          17,597,000
   Amortization of intangibles             1,778,410                --          1,778,410       7,962,324(4)        9,740,734
                                         -----------       -----------       ------------     -----------        ------------
       Total operating expenses           63,727,561        12,458,103         76,185,664       7,962,324          84,147,988
                                         -----------       -----------       ------------     -----------        ------------

Loss from operations                     (12,520,958)       (3,784,226)       (16,305,184)     (7,962,324)        (24,267,508)

Other income (expense), net                2,743,746          (319,113)         2,424,633                           2,424,633
                                         -----------       -----------       ------------     -----------        ------------

Loss before benefit from income taxes     (9,777,212)       (4,103,339)       (13,880,551)     (7,962,324)        (21,842,875)


Income tax benefit                         1,278,400                --          1,278,400                           1,278,400
                                         -----------       -----------       ------------     -----------        ------------

Net loss                                 $(8,498,812)      $(4,103,339)      $(12,602,151)    $ (7,962,324)      $(20,564,475)
                                         ===========       ===========       ============     ============       ============

Historical pro forma net loss per
  common share, basic and diluted        $     (0.38)                                                            $      (0.89)
                                         ===========                                                             ============

Historical pro forma weighted
  average shares of common stock
  outstanding, basic and diluted           22,277,472                                                              23,084,587 (2)
                                         ============                                                            ============



    See accompanying notes to unaudited pro forma statements of operations.

                            NEW ERA OF NETWORKS, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE six MONTHS ENDED JUNE 30, 1999
                                   (Unaudited)

                                                             CONVOY                                             PRO FORMA
                                      NEON HISTORICAL      HISTORICAL          COMBINED                          COMBINED
                                         SIX MONTHS        FIVE MONTHS        SIX MONTHS                        SIX MONTHS
                                           ENDED              ENDED             ENDED                              ENDED
                                          JUNE 30,           MAY 31,           JUNE 30,        PRO FORMA         JUNE 30,
                                            1999             1999(1)             1999         ADJUSTMENTS          1999
                                      ---------------      -----------       ------------     -----------       ------------
Revenues:
   Software licenses                     $26,232,421       $ 2,291,862       $ 28,524,283     $                 $ 28,524,283
   Services and maintenance               29,519,530         1,615,498         31,135,028                         31,135,028
                                         -----------       -----------       ------------     -----------       ------------
          Total revenues                  55,751,951         3,907,360         59,659,311                         59,659,311
                                         -----------       -----------       ------------     -----------       ------------

Cost of revenues:
   Cost of software licenses                 407,114           117,169            524,283                            524,283
   Cost of services and maintenance       16,518,028           613,660         17,131,688                         17,131,688
                                         -----------       -----------       ------------     -----------       ------------
          Total cost of revenues          16,925,142           730,829         17,655,971                         17,655,971
                                         -----------       -----------       ------------     -----------       ------------

Gross Profit                              38,826,809         3,176,531         42,003,340                         42,003,340

Operating Expenses:
   Sales and marketing                    23,245,915         5,190,758         28,436,673                         28,436,673
   Research and development               16,210,437           570,201         16,780,638                         16,780,638
   General and administrative              6,955,579         2,089,181          9,044,760                          9,044,760
   Amortization of intangibles             5,052,297                --          5,052,297       3,981,162 (4)      9,033,459
                                         -----------       -----------       ------------     -----------       ------------
          Total operating expenses        51,464,228         7,850,140         59,314,368       3,981,162         63,295,530
                                         -----------       -----------       ------------     -----------       ------------

Loss from operations                     (12,637,419)       (4,673,609)       (17,311,028)     (3,981,162)       (21,292,190)

Other income (expense), net                3,943,212          (368,558)         3,574,654                          3,574,654
                                         -----------       -----------       ------------     -----------       ------------

Loss before benefit from income taxes     (8,694,207)       (5,042,167)       (13,736,374)     (3,981,162)       (17,717,536)


Income tax benefit                         2,453,650                --          2,453,650                          2,453,650
                                         -----------       -----------       ------------     -----------       ------------

Net loss                                 $(6,240,557)      $(5,042,167)      $(11,282,724)    $(3,981,162)      $(15,263,886)
                                         ===========       ===========       ============     ===========       ============

Historical and pro forma net loss
   per common share, basic and
   diluted                               $     (0.20)                                                           $      (0.48)
                                         ===========                                                            ============


Historical and pro forma weighted
   average shares of Common Stock
   outstanding, basic and diluted         31,060,294                                                              31,734,369 (2)
                                         ===========                                                            ============


    See accompanying notes to unaudited pro forma statements of operations.

                            NEW ERA OF NETWORKS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS

    On June 9, 1999, the Company acquired all of the outstanding capital stock of Convoy Corporation, a Delaware corporation ("Convoy"), by means of the statutory merger of a wholly owned subsidiary with and into Convoy. Convoy is a worldwide provider of application integration software for PeopleSoft applications.

    The aggregate consideration paid by the Company was $42,809,000. At closing, the Company issued 807,115 unregistered shares of its common stock valued at $36,267,000. The Company also issued 105,333 stock options exercisable for shares of the Company's common stock to assume all outstanding Convoy stock options and warrants valued at approximately $4,733,000. Fees and expenses related to the acquisition were approximately $1,809,000. The acquisition was accounted for under the purchase method of accounting and, accordingly, the assets, liabilities and operating results of Convoy have been included in the accompanying consolidated financial statements from June 1, 1999.

    An independent valuation of Convoy's net assets was performed to assist in the allocation of the purchase price. A portion of the purchase price was assigned to marketable software products ($8,500,000) and goodwill ($35,903,000), which are being amortized on a straight-line basis over three and seven-year periods, respectively. Convoy's other assets were valued at approximately $2,129,000 and its liabilities assumed totaled approximately $3,723,000.

    In August 1999, the Company agreed with the former stockholders of Convoy to provide additional consideration to more closely reflect the value agreed upon in the original purchase negotiations. Accordingly, 618,225 shares of the Company's common stock will be issued to the prior Convoy stockholders subject to final documentation and approval by the parties. As of the date of this report, the Company has received approval of the agreement from a number of the former Convoy stockholders. This adjustment to the purchase consideration will be reflected in the Company's financial statements for the third quarter of 1999 as a one-time charge to net income of approximately $8,500,000 and has not been reflected in the accompanying pro forma statements.

    The NEON and Convoy statements of operations have been combined for the year ended December 31, 1998 and the six-month period ended June 30, 1999 for the presentation of unaudited pro forma statements of operations only. For pro forma purposes, the historical statements of operations of NEON and Convoy have been combined as if the acquisition had occurred as of the beginning of the earliest period presented (January 1, 1998). These unaudited pro forma statements of operations, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of NEON and Convoy for the indicated periods. Certain reclassifications to the Convoy historical financial statements have been made to conform to the NEON presentation.

    NOTE 1. The Convoy acquisition was effective for accounting purposes as of June 1, 1999, and, accordingly, Convoy's June 1999 results of operations have been consolidated in NEON's historical Statement of Operations for the six months ended June 30, 1999.

    NOTE 2. The unaudited pro forma net loss per share is based on the actual weighted average number of shares of NEON common stock outstanding during the period, adjusted to give effect to 807,115 shares of the Company's common stock issued pursuant to this acquisition as if they were outstanding from January 1, 1998.

    NOTE 3. Reflects the agreement to provide additional consideration to the former stockholders of Convoy valued at $8,500,000 as discussed above.

    NOTE 4. Pro forma adjustments related to the Convoy purchase price allocation reflects the amortization of intangibles associated with the purchase of Convoy as if the acquisition was completed as of January 1, 1998.